X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
THE WILBER CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of The Wilber Corporation, or their successors in office, Proxies, with full power of substitution, to represent and vote all the shares of common stock of The Wilber Corporation held of record by the undersigned on __________, 2011 at the special meeting of shareholders to be held on __________, 2011 at _____ p.m. at the ______________________________________, New York _______, upon the matters described in the accompanying Proxy Statement and upon other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote or refrain from voting as marked hereon upon the matters listed herein, and otherwise in their discretion.

	For	Against	Abstain
1. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of October 22, 2010, by and between Community Bank System, Inc. and The Wilber Corporation ("Wilber") which provides for the merger of Wilber with and into Community Bank System, Inc. (the "Merger").	☐	☐	☐
2. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitations of proxies in favor of the Merger.	☐	☐	☐

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" BOTH OF THE PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

THE WILBER CORPORATION

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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PROXY MATERIALS ARE AVAILABLE ON-LINE AT:

http://www.cfpproxy.com/5458sm

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